UNITED STATES

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2017

      STAR BUFFET, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-6054

DELAWARE	84-1430786
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

2501 N. Hayden Road, #103

Scottsdale, AZ 85257

(Address of principal executive offices) (Zip Code)

(480) 425-0454

(Registrant’s telephone number, including area code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

[   ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [   ]

Item 5.07.	Submission of Matters to a Vote of Security Holders

The annual meeting of the shareholders of Star Buffet Inc. (the “Company”) was held on June 28, 2017 in Scottsdale, Arizona. The following is a summary of the matters voted on at the meeting:

1.	Shareholders approved the election of five directors for a one-year term expiring at the 2018 annual meeting of the Company’s shareholders, as follows:

	VOTES
	“For”	“Against”	“Abstain”	Broker Non-Vote
Robert E. Wheaton	1,763,037	-0-	6,785	1,281,761
Todd S. Brown	1,763,037	-0-	6,785	1,281,761
Thomas G. Schadt	1,763,037	-0-	6,785	1,281,761
Mary-Whitney E. Wheaton	1,763,037	-0-	6,785	1,281,761
B. Thomas M. Smith, Jr.	1,760,697	-0-	9,125	1,281,761

2.	Shareholders ratified the appointment of Larson & Company PC as the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2018, as follows:

“For”	“Against”	“Abstain”	“Broker Non-Vote”
3,051,283	300	-0-	-0-

3.	The advisory vote on the frequency of the advisory vote on executive compensation received the following votes:

“1 Year”	“2 Years”	“3 Years”	“Abstain”	“Broker Non-Vote”
1,753,482	7,340	6,100	2,900	1,281,761

4.    Shareholders approved the advisory vote to approve named executive officer compensation, as follows:

“For”	“Against”	“Abstain”	“Broker Non-Vote”
1,759,252	7,370	3,200	1,281,761

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR BUFFET, INC. AND SUBSIDIARIES

June 29, 2017	By:	/s/ ROBERT E. WHEATON
Robert E. Wheaton Chairman of the Board, President, Chief Executive Officer and Principal Executive Officer

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